Exhibit 21.1

SUBSIDIARIES OF INVESTORS REAL ESTATE TRUST

Name of Subsidiary	State of Incorporation or Organization

Applewood - IRET Properties, a Nebraska Limited Partnership	Nebraska
Applewood - IRET, Inc.	Nebraska
Dakota - IRET, Inc.	Texas
Dakota Hill Properties, a Texas Limited Partnership	Texas
DRF Omaha/NOH, LLC	Minnesota
Forest Park - IRET, Inc.	North Dakota
Forest Park Properties, a North Dakota Limited Partnership	North Dakota
France Medical LLC	Delaware
France Medical MM LLC	Delaware
Health Investors Business Trust	Delaware
IRET - BD, LLC	Minnesota
IRET - Brenwood, LLC	Minnesota
IRET - DMS, LLC	Minnesota
IRET - Oakmont, LLC	South Dakota
IRET - Ridge Oaks, LLC	Iowa
IRET – Westlake, Inc.	Minnesota
IRET Properties, a North Dakota Limited Partnership	North Dakota
IRET, Inc.	North Dakota
IRET-1715 YDR, LLC	Minnesota
IRET-Brown Deer, LLC	North Dakota
IRET-Candlelight, LLC	North Dakota
IRET-Golden Jack, L.L.C.	Delaware
IRET-Plymouth, LLC	Minnesota
Meadow 2 - IRET, Inc.	North Dakota
Meadow 2 Properties, L.P.	North Dakota
MedPark - IRET, Inc.	North Dakota
Medpark Properties Limited Partnership	North Dakota
Mendota Office Holdings LLC	Minnesota
Mendota Office Three & Four LLC	Minnesota
Mendota Properties, LLC	Minnesota
Minnesota Medical Investors LLC	Delaware
Miramont - IRET, Inc.	Colorado
Ridge Oaks, L.P.	Iowa
SMB MM LLC	Delaware
SMB Operating Company LLC	Delaware
Thomasbrook - IRET, Inc.	Nebraska
Thomasbrook Properties, a Nebraska Limited Partnership	Nebraska
West Stonehill - IRET, Inc.	Minnesota

 2005 Annual Report